UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007

DIVERSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 526-5000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2007, Diversa Corporation (“Diversa”) and Celunol Corp. (“Celunol”) entered into an Amendment No. 2 to Promissory Note (the “Amendment”), amending that certain Promissory Note, dated February 12, 2007, by and between Diversa and Celunol (as amended, the “Promissory Note”). The Amendment increased the maximum aggregate principal amount that Celunol may borrow from Diversa pursuant to the Promissory Note by $7,500,000 to $27,500,000. The original $20,000,000 maximum aggregate principal amount of the Promissory Note was intended by the parties to fund Celunol’s working capital needs through May 31, 2007, which was the outside date originally estimated by the parties for the Diversa 2007 annual stockholders’ meeting at which Diversa’s stockholders would consider matters related to the merger of a wholly-owned subsidiary of Diversa with and into Celunol, with Celunol being the surviving corporation and a wholly-owned subsidiary of Diversa. Because the Diversa annual stockholders’ meeting was scheduled for June 20, 2007, the amendment to the Promissory Note was approved by Diversa’s board of directors to provide Celunol additional working capital to fund its operating activities for the time following May 31, 2007 and through the date of the Diversa stockholder meeting on June 20, 2007.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 2 to Promissory Note, dated June 12, 2007, between Diversa Corporation and Celunol Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: June 13, 2007	By:	/s/ Anthony E. Altig
	Name:	Anthony E. Altig
	Title:	Senior Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	Amendment No. 2 to Promissory Note, dated June 12, 2007, between Diversa Corporation and Celunol Corp.